UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On October 28, 2008, the Board of Directors of Altria Group, Inc. (“Altria”) appointed Dr. Nabil Y. Sakkab to the Board of Directors and to the newly created Innovation Committee of the Board of Directors.

The Board of Directors made an affirmative determination that Dr. Sakkab qualifies as an independent director under the New York Stock Exchange listing standard and Altria’s standard for director independence. There are no arrangements or understandings pursuant to which Dr. Sakkab was selected as a director, and there are no related party transactions between Dr. Sakkab and Altria.

A copy of the press release issued by Altria announcing the appointment of Dr. Sakkab is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the appointment of Dr. Sakkab, on October 28, 2008, the Board of Directors of Altria amended Article II, Section 2 of its By-laws, as amended, in order to increase the size of the Board from eight (8) to nine (9) directors effective immediately. Altria’s Amended and Restated By-laws are attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated By-laws of Altria Group, Inc.

99.1	Altria Group, Inc. Press Release dated October 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ Sean X. McKessy

Name:	Sean X. McKessy
Title:	Corporate Secretary

DATE: October 28, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated By-laws of Altria Group, Inc.

99.1	Altria Group, Inc. Press Release dated October 28, 2008.